EXHIBIT 10.6c



November 7, 2003


Samuel K. Freshman
Standard Management Company
6151 West Century Boulevard, Suite 300
Los Angeles, California  90045

Dear Sam:

         This letter agreement is regarding the sublease, by and between Quik Communications Hosting, Inc., a subsidiary of IVI Communications, Inc. ("IVIC") at the time of the sublease, and Standard Management Company ("Standard"). The sublease concerns property located at 6171 W. Century Blvd, Suite 140 (the "Premises"). IVIC, as tenant, and Standard, as subtenant, entered into the sublease of the Premises on April 7, 2003 wherein Standard was to sublease the Premises for the remainder of the initial term of the primary lease, and for a rent calculated as base rent payable under the primary lease less one thousand dollars ($1,000.00) per month. IVIC, occupying a small portion of the Premises, was obligated under the terms of the lease to pay one thousand dollars ($1,000.00) per month, the discounted portion of the lease. The initial term of the primary lease was for five years and three and one-half months dating back to June 21, 2002.

         In conjunction with the settlement of various other matters between Standard and IVIC which are the subject of separate settlement documents, the parties wish to terminate and rescind the sublease of the Premises. The parties also hereby agree that IVIC may continue to occupy the portion of the Premises that it presently occupies at the rate of one thousand dollars ($1,000.00) per month, on a month-to-month basis with 30-day termination notice required by either party, for the balance of the lease term between Standard and the owner of the building. IVIC will no longer be obligated on the lease or sublease, notwithstanding the month-to-month lease arrangement described above.

DATED:  November 7, 2003               STANDARD MANAGEMENT COMPANY

                                       By:  /s/ Samuel K. Freshman
                                       ----------------------------------------
                                       Samuel K. Freshman

DATED:  November 7, 2003               QUIK COMMUNICATIONS HOSTING, INC.

                                       By:  /s/ John C. Snyder
                                       ----------------------------------------
                                       John C. Snyder

DATED:  November 7, 2003               IVI COMMUNICATIONS, INC.

                                       By:  /s/ Nyhl Henson
                                       ----------------------------------------
                                       Nyhl Henson

DATED:  November 7, 2003               IVI COMMUNICATIONS, INC.

                                       By:  /s/ Charles J. Roodenburg
                                       ----------------------------------------
                                       Charles J. Roodenburg